Exhibit 99.1

StoneCastle Financial Corp. Reports Third

Quarter 2015 Results

NEW YORK, November 12, 2015 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2015.

Third Quarter 2015 Investment Highlights:

•	Deployed $12.8 million in net new investments

•	Invested $30 million in debt in 5 investments

•	Received repayments of $9.3 million from 7 investments

•	Received sales proceeds of $7.9 million from 10 investments

Highlighted investment activity in the third quarter 2015 included:

•	$2.5 million in Victory Bancorp, Inc. Subordinated Term Loan, 8.5%, 9/22/2025

•	$4.0 million in Linden Bancshares, Inc. Subordinated Term Loan, 8.75%, 7/31/2025

•	$7.5 million in Bankwell Financial Group, Inc., Unsecured Fixed Rate Subordinated Notes, 5.75%, 8/15/2025

•	$7.5 million in Market Street Bancshares, Inc. Subordinated Term Loan, 6.5%, 8/14/2025

•	$8.5 million in Sandhills Holding Company, Inc. Subordinated Term Loan, 8.75%, 7/31/2025

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of September 30, 2015 (excluding cash and cash equivalents) was approximately 8.33%.

Third Quarter 2015 Financial Results

Total earnings for the third quarter were $2,414,612 or $.37 per share. Net investment income was $2,396,410 or $.37 per share, comprised of $4,105,132 in gross income and $1,708,722 of expenses. Realized capital gains were $18,202.

Net Assets at quarter end were $143,807,916, up from $143,506,606 in the previous quarter. The Company’s Net Asset Value was $22.09 per share, up $.04 from the prior quarter. The value of the invested portfolio increased $7,998.

The Company paid a quarterly cash distribution of $0.33 per share on September 29, 2015 to shareholders of record at the close of business on September 21, 2015.

The Company had $58 million outstanding on its $70 million credit facility, which represents approximately 29% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on September 30, 2015, the Company had total assets of $203,119,964, up 5% from the previous quarter, consisting of total investments of $197,497,723, cash of $4,018,444, and other assets of $1,603,797.  Other assets include interest and dividends receivable of $443,451, receivables for securities sold of $231,371, and prepaid assets of $928,975.

During the quarter, the Company deployed $12,807,959 in net new investments. The Company invested $30,000,000 in 5 debt investments. The Company received repayments totaling $9,326,879 from 7 investments and sold 10 investments for proceeds of $7,865,162.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on November 12, 2015 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 26, 2015. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13619678. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

Copyright 2015 StoneCastle Financial Corp.

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

(unaudited)

	September 30, 2015	June 30, 2015
Assets
Investments in securities, at fair value (cost: $197,239,693 and $186,099,598 respectively)	$197,497,723	$186,349,630
Receivable for securities sold	231,371	—
Cash and cash equivalents (1)	4,018,444	4,003,914
Interest and dividends receivable	443,451	1,781,948
Prepaid assets	928,975	892,256
Total assets	203,119,964	193,027,748

Liabilities
Loan payable	58,000,000	38,500,000
Payable for securities purchased	—	10,000,000
Investment advisory fee payable (2)	720,450	668,586
Loan interest payable	47,669	49,963
Directors fee payable	9,835	6,670
Accrued expenses payable	534,094	295,923
Total liabilities	59,312,048	49,521,142
Net Assets	143,807,916	143,506,606

Net Assets consist of:
Common stock at par ($0.001 per share)	6,511	6,509
Paid-in-capital	145,741,865	145,715,072
Distributions in excess of net investment income	(4,196,505)	(4,444,820)
Accumulated net realized gains on investments	1,998,015	1,979,813
Net unrealized appreciation on investments	258,030	250,032
Net Assets	$143,807,916	$143,506,606

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,510,953	6,509,375
Net asset value per common share	$22.09	$22.05
Market price per share	$16.82	$17.30
Market price discount to net asset value per share	-23.86%	-21.54%

(1)	Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.
(2)	Investment advisory fee payable net of waiver for September 30, 2015 and June 30, 2015 of $175,504 and $173,596.

STONECASTLE FINANCIAL CORP.

Statement of Operations
(unaudited)

	For The Nine Months Ended September 30, 2015	For the Three Months Ended September 30, 2015
Investment Income
Dividends	$5,280,082	$1,601,119
Interest	5,858,332	2,435,450
Origination fee income	50,511	22,802
Other income	93,771	45,761
Total Investment Income	11,282,696	4,105,132

Expenses
Investment advisory fees (1)	2,541,501	895,954
Interest expense	1,021,286	405,698
ABA marketing and licensing fees	359,632	109,632
Professional fees	268,367	92,165
Transfer agent, custodian fees and administrator fees	202,684	70,532
Due diligence expense	155,583	51,045
Directors’ fees	135,085	44,916
Bank fees	120,231	52,956
Investor relations fees	88,370	28,821
Insurance expense	67,470	22,531
Miscellaneous fees	243,092	109,976
Total expenses before waivers	5,203,301	1,884,226
Less: Advisory fee waiver (2)	(520,789)	(175,504)
Net expenses after waivers	4,682,512	1,708,722
Net Investment Income	6,600,184	2,396,410

Realized and Unrealized Gain on Investments
Net realized gain on investments	1,998,015	18,202
Net change in unrealized depreciation on investments	447,700	7,998
Net realized and unrealized gain on investments	2,445,715	26,200
Net Increase in Net Assets Resulting From Operations	$9,045,899	$2,422,610

(1)	Investment advisory fee reflects gross contractual fee.
(2)	Investment advisory fee waiver reflects waiver of fees related to proceeds of issuance of common stock issued on November 7, 2014 and December 2, 2014. In previous quarters, this waiver was shown net against investment advisor fees.

STONECASTLE FINANCIAL CORP.

Financial Highlights

(unaudited)

For the Three Months Ended September 30, 2015
Per Share Operating Performance
Net Asset Value, beginning of period	$22.05
Net investment income(1)	0.37
Net realized and unrealized gain on investments(1)	0.00
Total from investment operations	0.37

Less distributions to shareholders
From net investment income	(0.33)
Total distributions	(0.33)

Net asset value, end of period	$22.09
Per share market value, end of period	$16.82
Total investment return based on market value (2)	-0.89%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$143.8

Ratios (as a percentage to average net assets):
Expenses before waivers (3)(7)	5.20%
Expenses after waivers (3)(4)(8)	4.72%
Net investment income(3)(9)	6.62%
Portfolio turnover rate (5)	9%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$58,000
Asset coverage per $1,000 for revolving credit agreement (6)	3,479

(1)	Based on the average shares outstanding during quarter.
(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.
(3)	Annualized
(4)	Excluding interest expense, the ratio would have been 3.60%.
(5)	Not annualized
(6)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
(7)	Ratio of expenses before waivers to average managed assets equals 3.77%.
(8)	Ratio of expenses after waivers to average managed assets equals 3.42%.
(9)	Ratio of net investment income to average managed assets equals 4.80%.